Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED TRADEMARK LICENSE AGREEMENT

        This First Amendment ("Amendment") is made as of January 1, 2004 by and between La Quinta Worldwide, LLC, a Nevada limited liability company (hereinafter referred to as "Licensor"), and LQC Leasing, LLC, a Delaware limited liability company (hereinafter referred to as "Licensee").

RECITATIONS

        WHEREAS, pursuant to that Second Amended and Restated Trademark License Agreements (the "Trademark License Agreement") dated December 31, 2001 between Licensor and Licensee, Licensor did grant to Licensee a non-exclusive right, and non-assignable, non-sublicensable license and privilege to use the Trademarks (each capitalized term used but not defined herein shall have the meaning assigned to that term in the Trademark License Agreement) solely in conjunction with the Licensed Services in the Territory; and

        WHEREAS, Licensor and Licensee now desire to amend the Trademark License Agreement as set forth herein.

        NOW THEREFORE, in consideration of the foregoing recitals and the premises and the mutual covenants herein contained, the parties hereto agree as follows:

        1.     Licensor and Licensee agree that from and after the effective date of this First Amendment, the License Fee payable by Licensor to Licensee pursuant to Section 7.1 of the Trademark License Agreement shall be one and one-half percent (1.5%) of Gross Revenues during the Term.

        2.     Except as specifically modified by this Amendment, the Trademark License Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Trademark License Agreement and the terms and conditions of this Amendment, this Amendment shall control.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first written above.

LQC LEASING, LLC		LA QUINTA WORLDWIDE, LLC
By:	/s/ David L. Rea	By:	/s/ David R. Bradtke
Name:	David L. Rea	Name:	David R. Bradtke
Title:	Vice President	Title:	Vice President
Date:	As of January 1, 2004	Date:	As of January 1, 2004